UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2024

CRAWFORD UNITED CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	000-000147	34-0288470
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10514 Dupont Avenue, Suite 200, Cleveland, Ohio		44108
____________________________________________________________		______________________________
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 243-2614

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into Material Definitive Agreement.

On May 16, 2024, North 52nd Properties LLC (the “Purchaser”), a subsidiary of Crawford United Corporation (the “Company”), purchased certain real property located in Phoenix, Arizona (the “Real Property”) for $6.9 million (the “Purchase Price”) from Loudermilk, Inc. and its affiliate. The Real Property is utilized by the Company’s subsidiary, CAD Enterprises, Inc. (“CAD”), and was previously leased by CAD. The Company exercised its option to purchase the Real Property, which was independently appraised at a value substantially in excess of the Purchase Price.

The purchase of the Real Property was financed with a loan of approximately $5.9 million by MidFirst Bank (the “Lender”) to the Purchaser made pursuant to a Loan Agreement dated May 16, 2024 by and between the Purchaser and the Lender (the “Loan Agreement”). The loan is secured by the Real Property and guaranteed by the Company and CAD, accrues interest at an annual rate of 7.14%, and is payable in monthly installments until the May 16, 2034 maturity date. The Loan Agreement provides for customary covenants and events of default, including covenants which require the Company to maintain a fixed charge coverage ratio of not less than 1.2x and a tangible net worth of not less than $10 million, each as of the end of any fiscal year. If the loan is repaid within the next five years, it may be subject to a prepayment premium as further described in the Loan Agreement.

The foregoing description of the Loan Agreement is a summary and is qualified in its entirety by reference to the full text of the Loan Agreement which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Loan Agreement, dated May 16, 2024, by and between North 52nd Properties, LLC and MidFirst Bank.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crawford United Corporation
(Registrant)

Date: May 22, 2024
By: /s/ Jeffrey J. Salay
Name: Jeffrey J. Salay
Title: Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Loan Agreement, dated May 16, 2024, by and between North 52nd Properties, LLC and MidFirst Bank.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).